UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2011

______________

PROPELL CORPORATION
(Exact name of registrant as specified in its charter)

______________

Delaware	000-53488	26-1856569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 San Anselmo Avenue, Suite 300
San Anselmo, CA 94960
 (Address of Principal Executive Office) (Zip Code)

(415) 747-8775
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On October 19, 2011, Propell Corporation, a Delaware corporation (the “Company"), issued the attached press release that included unaudited financial information for its third quarter ended September 30, 2011.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the press release is being furnished to the Commission and shall not be deemed incorporated by reference into any of the Company’s other filings with the Commission.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	N/A

(b)	N/A
(c)	N/A
(d)
On October 14, 2011, the Board of Directors appointed James Fuller as a member of the Board. Mr. Fuller was not selected as a director pursuant to any arrangement or understanding with any other person and does not have any reportable transactions under Item 404(a) of Regulation S-K. For his services as a director of the Company, Mr. Fuller will receive the Company’s standard compensation applicable to nonemployee directors.

(e)– (f)	N/A

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press Release issued by Propell Corporation dated October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPELL CORPORATION

By:	/s/ Edward Bernstein
Name:	Edward Bernstein
Title:	Chief Executive Officer

Date:  October 19, 2011